Exhibit 99.1

Staples, Inc. Announces First Quarter Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 3, 2008. Total company sales increased six percent to $4.9 billion compared to the first quarter of 2007. Net income rose two percent year over year to $212 million, and earnings per share, on a diluted basis, increased three percent to $0.30, from the $0.29 achieved in the first quarter of last year.

North American Retail sales grew two percent in the first quarter, and comparable store sales decreased six percent versus 2007, reflecting declines in customer traffic and average order size. North American Delivery continued its industry-leading growth, increasing sales eight percent versus last year’s first quarter. Total International sales increased 19 percent in US dollars, benefiting from a $72 million foreign currency impact, and increased eight percent in local currency. International comparable store sales increased four percent versus 2007.

“We are pleased to deliver solid results in a challenging quarter,” said Ron Sargent, Staples’ chairman and chief executive officer. “We continue to gain share while we invest in growth ideas to strengthen our market position.”

Highlights for the first quarter include:

Total Company

  Achieved record first quarter sales of $4.9 billion.
  Operating income rate declined 44 basis points to 6.59 percent, reflecting operating expense deleverage offset by a modest improvement in gross profit rate.
  Opened 38 new stores worldwide, ending the first quarter operating 2,076 stores.
  Generated first quarter free cash flow of $225 million after $74 million in capital expenditures, compared to free cash flow of $115 million for the same period last year.
  Repurchased 2.8 million shares of stock for $65 million during the first quarter and spent $231 million to pay its annual cash dividend.

North American Retail

  Achieved record first quarter sales of $2.4 billion.
  Achieved all-time high customer satisfaction scores.
  Opened 35 new stores, ending the first quarter with 1,773 stores in North America.
  Reported a 103 basis point decline in operating income rate to 6.99 percent versus 2007, reflecting deleverage in rent and operating expense despite tight expense control and increased product margin rate.
  Reduced average inventory per store by five percent.

North American Delivery

  Achieved record first quarter sales of $1.7 billion, reflecting continued success in Contract account acquisition and share of wallet initiatives throughout North American Delivery, including Staples Promotional Products, Staples Industrial, and copy and print services.
  Reported a 4 basis point decline in operating income rate to 9.49 percent versus 2007, reflecting improvement in our supply chain and product margin rate more than offset by investment in growth initiatives.

International

  Achieved record first quarter sales of $756 million, reflecting mid-teens growth in US dollars in Europe.
  European Retail comparable store sales rose four percent, led by double-digit comparable stores sales in the UK.
  Sustained momentum in China with sales nearly doubling versus the prior year’s first quarter.
  Drove continued profit improvement with operating income rate up 71 basis points year over year to 3.15 percent.
  Opened two stores in the UK and one store in Belgium, ending the first quarter with 271 stores in Europe and 32 stores in China.

Outlook

The company expects the weak economic climate to continue throughout 2008. Based on this expectation, and continued investment in growth initiatives, the company’s previous full year outlook remains unchanged. The company expects to achieve mid single-digit sales growth and high single-digit earnings per share growth for 2008, excluding the previously disclosed impact to 2007 earnings for the $38 million pre-tax charge ($24 million after-tax or $0.04 per diluted share) related to the settlement of California wage and hour class action litigation. The company expects flat earnings per share growth for the second quarter. The company’s guidance for future periods excludes any potential impact relating to its previously announced proposal to acquire all of the outstanding capital stock of Corporate Express N.V.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 76,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2007 sales of $19.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 22 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 2,000 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading “Outlook” and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; economic conditions may cause a decline in business and consumer spending; we may be unable to continue to open new stores and enter new markets successfully; our growth may strain our operations; we may not consummate our proposed acquisition of Corporate Express N.V. or realize any benefits if we do complete the acquisition; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our debt level and operating lease commitments may impact our ability to obtain future financing and continue our growth strategy; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	May 3,	February 2,
	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,204,730	$1,245,448
Short-term investments	17,027	27,016
Receivables, net	894,652	822,254
Merchandise inventories, net	2,044,491	2,053,163
Deferred income tax asset	174,693	173,545
Prepaid expenses and other current assets	220,464	233,956
Total current assets	4,556,057	4,555,382

Property and equipment:
Land and buildings	874,526	859,751
Leasehold improvements	1,153,930	1,135,132
Equipment	1,855,981	1,819,381
Furniture and fixtures	888,801	871,361
Total property and equipment	4,773,238	4,685,625
Less accumulated depreciation and amortization	2,628,508	2,524,486
Net property and equipment	2,144,730	2,161,139

Lease acquisition costs, net of accumulated amortization	30,588	31,399
Intangible assets, net of accumulated amortization	227,208	231,310
Goodwill	1,815,265	1,764,928
Other assets	287,667	292,186
Total assets	$9,061,515	$9,036,344

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,638,284	$1,560,728
Accrued expenses and other current liabilities	955,807	1,025,364
Debt maturing within one year	28,537	23,806
Total current liabilities	2,622,628	2,609,898

Long-term debt	338,380	342,169
Other long-term obligations	362,026	356,043
Minority interest	10,439	10,227

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 869,366,814 shares at May 3, 2008 and 867,366,103 shares at February 2, 2008
	522	520
Additional paid-in capital	3,760,126	3,720,319
Cumulative foreign currency translation adjustments	532,205	476,399
Retained earnings	4,774,364	4,793,542
Less: Treasury stock at cost - 165,633,466 shares at May 3, 2008, and 162,728,588 shares at February 2, 2008
	(3,339,175)	(3,272,773)
Total stockholders' equity	5,728,042	5,718,007
Total liabilities and stockholders' equity	$9,061,515	$9,036,344

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 weeks ended
	May 3,	May 5,
	2008	2007

Sales	$4,884,554	$4,589,465
Cost of goods sold and occupancy costs	3,513,632	3,304,526
Gross profit	1,370,922	1,284,939

Operating and other expenses:
Operating and selling	831,929	759,714
General and administrative	212,872	199,181
Amortization of intangibles	4,156	3,433
Total operating expenses	1,048,957	962,328

Operating income	321,965	322,611

Other income (expense):
Interest income	11,488	15,551
Interest expense	(7,256)	(11,135)
Miscellaneous income (expense)	215	(597)
Income before income taxes and minority interest	326,412	326,430
Income tax expense	114,244	117,515
Income before minority interests	212,168	208,915
Minority interest income	(114)	(228)
Net income	$212,282	$209,143

Earnings Per Share:

Basic earnings per common share	$0.31	$0.29
Diluted earnings per common share	$0.30	$0.29

Dividends declared per common share	$0.33	$0.29

Weighted average shares outstanding:

Basic	693,402,056	711,498,997

Diluted	707,937,166	728,916,934

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 3,	May 5,
	2008	2007
Operating Activities:
Net income	$212,282	$209,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,287	93,560
Stock-based compensation	33,362	34,260
Deferred tax benefit	38	23,632
Excess tax benefits from stock-based compensation arrangements	(991)	(12,555)
Other	3,157	(2,587)
Changes in assets and liabilities:
Increase in receivables	(65,186)	(10,272)
Decrease (increase) in merchandise inventories	14,199	(49,600)
Decrease (increase) in prepaid expenses and other assets	16,651	(15,347)
Increase (decrease) in accounts payable	69,182	(11,618)
Decrease in accrued expenses and other liabilities	(91,433)	(134,681)
Increase in other long-term obligations	2,650	55,113
Net cash provided by operating activities	299,198	179,048

Investing Activities:
Acquisition of property and equipment	(73,894)	(64,101)
Acquisition of businesses and investments in joint ventures, net of cash acquired	-	(7,299)
Proceeds from the sale of short-term investments	9,992	2,137,785
Purchase of short-term investments	(3)	(2,083,962)
Net cash used in investing activities	(63,905)	(17,577)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans
	5,308	63,933
Proceeds from borrowings	5,996	14,151
Payments on borrowings	(2,262)	(675)
Cash dividends paid	(231,460)	(207,551)
Excess tax benefits from stock-based compensation arrangements	991	12,555
Purchase of treasury stock, net	(66,402)	(195,602)
Net cash used in financing activities	(287,829)	(313,189)

Effect of exchange rate changes on cash and cash equivalents	11,818	17,515

Net decrease in cash and cash equivalents	(40,718)	(134,203)
Cash and cash equivalents at beginning of period	1,245,448	1,017,671
Cash and cash equivalents at end of period	$1,204,730	$883,468

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended

	May 3,	May 5,
	2008	2007

Sales:
North American Retail	$2,408,501	$2,363,603
North American Delivery	1,720,491	1,593,029
International Operations	755,562	632,833
Total sales	$4,884,554	$4,589,465

Business Unit Income:
North American Retail	$168,242	$189,552
North American Delivery	163,262	151,830
International Operations	23,823	15,489
Total business unit income	$355,327	$356,871
Stock-based compensation	(33,362)	(34,260)
Total segment income	321,965	322,611
Interest and other income, net	4,447	3,819
Income before income taxes and minority interest	$326,412	$326,430

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers, 508-253-4080/4632